UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	December 19, 2006

BENJAMIN FRANKLIN BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-51194	04-3336598

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

58 Main Street, Franklin, Massachusetts	02038

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(508) 528-7000

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
On December 22, 2006, Benjamin Franklin Bancorp, Inc., the bank holding company for Benjamin Franklin Bank (the “Bank”), announced that on December 19, 2006, the Bank entered into a definitive agreement with Jonah H. Jacob and Francis M. Galasso to sell and simultaneously lease back six of its branch locations. The purchase price for the six branches is $9.8 million. The branch leases will have initial periods of 15 years, with three 5-year market-rate renewal options. The aggregate initial annual rent for the six locations will be $800,000, with rent escalation provisions tied to the consumer price index.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

99.1	Press release dated December 22, 2006

99.2	Purchase and Sale Agreement dated December 19, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENJAMIN FRANKLIN BANCORP, INC.
Date: December 26, 2006	By:	/s/ Claire S. Bean
Claire S. Bean
Chief Financial Officer and Treasurer (Principal Financial Officer)